Exhibit 23.2 – Consent

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-36693 on Form S-8 of Capital City Bank Group, Inc. of our report dated June 22, 2012 appearing in this Annual Report on Form 11-K of Capital City Bank Group, Inc. 401(k) Plan for the year ended December 31, 2012.

Crowe Horwath LLP

South Bend, Indiana

June 27, 2013